Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Sono-Tek Corporation


We consent to the use in connection with the Annual Report on Form 10-KSB of Sono-Tek Corporation, of our report dated April 27, 2007, relating to the financial statements of Sono-Tek Corporation, as of February 28, 2007 and for the year then ended. We hereby consent to incorporation by reference, in the Registration No. 333-11913 on Form S-8.


/s/ SHERB & CO., LLP
---------------------------------------
Certified Public Accountants
New York, New York
May 23, 2007